Exhibit 3.3
PLEDGE AGREEMENT
     THIS PLEDGE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”), dated as of September 13, 2010, is made by STERLING CHEMICALS, INC., a Delaware corporation (“Borrower”), and each other Person (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings provided for or incorporated by reference in Article I below) that may from time to time become a party to this Agreement (each such Person and Borrower, individually, a “Pledgor” and, together with all such other Persons and Borrower, collectively, the “Pledgors”), in favor of JPMORGAN CHASE BANK, N.A., a national banking association (“Chase”).
RECITALS:
     A. On January 31, 2010, Borrower and Chase entered into an agreement for a Revolving Line of Credit (the “Credit Agreement”) for the issuance of Letters of Credit (hereinafter defined).
     B. Borrower has requested, and Chase has agreed, to extend the term of the Credit Agreement but, as a condition precedent to such extension, Chase has required that each Pledgor execute and deliver this Agreement.
     C. Each Pledgor has duly authorized the execution, delivery and performance of this Agreement.
     D. It is in the best interest of each Pledgor to execute this Agreement inasmuch as such Pledgor will derive substantial direct and indirect benefits from the Credit Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Agreement” is defined in the preamble.
     “Borrower” is defined in the preamble.
     “Capital Securities” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s equity (including any instruments convertible into equity), whether now outstanding or issued after the Closing Date.
     “Chase” is defined in the preamble.

     “Collateral” is defined in Section 2.1.
     “Credit Agreement” is defined in the Recitals.
     “Disposition” is defined in the Intercreditor Agreement.
     “Distributions” means all stock dividends, liquidating dividends, Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers or consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other Capital Securities constituting Collateral, but shall not include Dividends.
     “Dividends” means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business, but shall not include liquidating dividends.
     “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Indenture” means that certain Indenture dated as of March 29, 2007 among Borrower, as issuer, the Guarantors named therein, as Guarantors, and U. S. Bank National Association, as Trustee and Collateral Agent.
     “Intercreditor Agreement” mean that certain Intercreditor Agreement dated as of March 29, 2007 among Sterling Chemicals, Inc., as Borrower, and each of its Subsidiaries party thereto from time to time, The CIT Group/Business Credit, Inc. and U. S. Bank National Association.
     “Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of Borrower or Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of Chase under any Loan Document or (c) the ability of Borrower to perform its Obligations under the Loan Documents.
     “Obligations” means all obligations of the Grantors under the Credit Agreement, any Letters of Credit issued thereunder and any other Loan Documents.
     “Permitted Liens” has the meaning set forth in the Indenture plus Liens created under the Security Documents (as defined in the Indenture).
     “Pledged Notes” means all promissory notes, bonds or debt instruments at any time issued to any Pledgor (excluding any promissory notes, bonds or debt instruments with respect to which the principal amount owed to such Pledgor thereunder does not exceed $1,000,000, and excluding any promissory notes, bonds or debt instruments arising from a Disposition of Indenture Exclusive Collateral (as defined in the Intercreditor Agreement)).

     “Pledged Property” means all Pledged Shares, all other pledged Capital Securities, all other equity securities, all Pledged Notes, all assignments of any amounts due or to become due with respect thereto and all other instruments which are now being delivered by any Pledgor to Chase or may from time to time hereafter be delivered by any Pledgor to Chase for the purpose of pledge under this Agreement, and all proceeds of any of the foregoing.
     “Pledged Securities” means all Pledged Notes and all Capital Securities which are now being or may hereafter be delivered or pledged by any Pledgor to Chase hereunder.
     “Pledged Share Issuer” means each Person constituting a Restricted Subsidiary and each other Person whose Capital Securities are required to be pledged hereunder and under the Credit Agreement from time to time, in each case, as identified in Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.
     “Pledged Shares” means the Capital Securities of any Pledged Share Issuer in the amounts and percentages listed in Attachment 1 hereto.
     “Pledgor” and “Pledgors” are defined in the preamble.
     “Restricted Subsidiary” has the meaning set forth in the Indenture.
     “Subsidiary” has the meaning set forth in the Indenture.
     “Termination Date” means the date on which all Obligations (other than any contingent indemnification or expense reimbursement Obligations that are not then due and payable) have been paid in full in cash, all Letters of Credit have been terminated, expired or cash collateralized and the Credit Agreement has been permanently terminated.
     “Unrestricted Subsidiary” has the meaning set forth in the Indenture.
     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
     SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.
ARTICLE II
PLEDGE
     SECTION 2.1. Grant of Security Interest. Each Pledgor hereby pledges, hypothecates, assigns, charges, delivers and transfers to Chase and hereby grants to Chase a continuing security interest in, all of such Pledgor’s right, title and interest in and to the following, whether now owned or hereafter acquired by such Pledgor (collectively, the “Collateral”):

     (a) all issued and outstanding Pledged Shares of each Pledged Share Issuer identified in Attachment 1 hereto;
     (b) all other Capital Securities of any Pledged Share Issuer issued from time to time to such Pledgor;
     (c) all Pledged Notes identified in Attachment 1 hereto and all other Pledged Notes, whether now or hereafter delivered to Chase in connection with this Agreement;
     (d) all other Pledged Property, whether now or hereafter delivered to Chase in connection with this Agreement;
     (e) all Dividends, Distributions and other payments and rights with respect to any Pledged Property; and
     (f) all proceeds of any of the foregoing.
     SECTION 2.2. Security for Obligations. This Agreement secures the payment in full and in cash of all Obligations.
     SECTION 2.3. Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all certificates or instruments representing or evidencing Pledged Securities, shall be promptly delivered to and held by Chase pursuant hereto (or to a party who will hold such Pledged Securities pursuant to arrangements satisfactory to Chase in its reasonable discretion), shall be in suitable form for transfer by delivery and shall be accompanied by all necessary endorsements, instruments of transfer or assignment, duly executed in blank.
     SECTION 2.4. Dividends, Distributions and Payments on Pledged Securities. In the event that any Dividend or other cash payment is to be paid on any Pledged Security at a time when no Event of Default has occurred and is continuing, such Dividend or cash payment may be paid directly to the applicable Pledgor; provided, however, that all amounts so received shall be promptly deposited by such Pledgor into a deposit account. If any Event of Default has occurred and is continuing, then any such Dividend or cash payment shall be paid directly to Chase. In the event that any Distribution consisting of Capital Securities (other than Distributions with respect to the general partnership interest in S&L Cogeneration Company described on Attachment 1 hereto) is to be made on any Pledged Security, such Distribution shall be delivered to and held by or on behalf of Chase as Collateral in accordance with Section 2.3.
     SECTION 2.5. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall:
     (a) remain in full force and effect until the Termination Date;
     (b) be binding upon each Pledgor and its successors, transferees and assigns; and
     (c) inure to the benefit of Chase and its successors and assigns.

Without limiting the foregoing clause (c), Chase may assign or otherwise transfer (in whole or in part) the Credit Agreement or any Letter of Credit held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to Chase under any Loan Document or otherwise. Subject to the last sentence of this Section 2.5, this Agreement (other than the indemnification and expense reimbursement provisions set forth in Section 6.4 and any other contingent indemnification or expense reimbursement Obligations expressly provided for herein or in any other Loan Document to survive the Termination Date) and the security interest granted herein shall terminate and all rights to the Collateral shall revert to each Pledgor on the Termination Date. Additionally, upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and Chase’s receipt of a written request from Borrower for the release of the Capital Securities issued by such Unrestricted Subsidiary from the Lien created hereunder, Chase shall promptly release such Lien, provided that no Event of Default then exists and the Lien created hereunder encumbering all other Collateral shall remain in full force and effect. Upon any such termination or release of Collateral, Chase will, at each Pledgor’s sole expense, deliver to such Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all released Pledged Shares, together with all other released Collateral held by Chase hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination or release. Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Pledgor agrees that: (i) to the extent that, after payment in full of all Obligations, the termination, expiration or cash collateralization of all Letters of Credit, such payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then the Lien and security interest in the Collateral created hereunder shall be revived, reinstated and continued in full force and effect, as if said payment had not been made; and (ii) the Lien and security interest in the Collateral created hereunder shall not be released or discharged by any payment to Chase from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.
     SECTION 2.6. Security Interest Absolute. All rights of Chase and the Liens granted to Chase hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional, irrespective of
     (a) any lack of validity or enforceability of any Loan Document,
     (b) the failure of Chase:
     (i) to assert any claim or demand or to enforce any right or remedy against any Pledgor or any other Person under the provisions of the Loan Documents or otherwise, or
     (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any Obligations of any Pledgor,

     (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation of any Pledgor,
     (d) any reduction, limitation, impairment or termination of any Obligation of any Pledgor for any reason (other than the repayment in full and in cash of all Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Pledgor hereby waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligation of any Pledgor,
     (e) any amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of the Loan Documents,
     (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of, addition to, consent to, or departure from any guaranty, for any of the Obligations, or
     (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any surety or any guarantor.
     SECTION 2.7. Postponement of Subrogation, etc. Each Pledgor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the Termination Date. Any amount paid to any Pledgor on account of any payment made hereunder prior to the Termination Date shall be held in trust for the benefit of Chase and shall promptly be paid to Chase and credited and applied against the Obligations, whether matured or unmatured; provided, however, that if
     (a) any Pledgor has made payment to Chase of all or any part of the Obligations, and
     (b) the Termination Date has occurred,
Chase agrees that, at such Pledgor’s request, Chase will execute and deliver to such Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Pledgor of an interest in the Obligations resulting from such payment by such Pledgor. In furtherance of the foregoing, prior to the Termination Date, each Pledgor shall refrain from taking any action or commencing any proceeding against any Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to Chase.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Each Pledgor represents and warrants unto Chase, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Securities) by such Pledgor to Chase of any Collateral, as set forth in this Article III below.
     SECTION 3.1. Ownership, No Liens, etc. Such Pledgor is the legal and beneficial owner of, and has good and valid title to (and has full right and authority to pledge and assign) the Collateral pledged by it hereunder, free and clear of any Liens other than Permitted Liens.
     SECTION 3.2. Valid Security Interest. This Agreement creates a valid security interest in the Collateral in favor of Chase, which security interest shall be perfected and senior to all other Liens with respect to the Collateral upon either (x) with respect to Collateral consisting of certificated securities or Pledged Notes, the delivery to Chase of the certificates and instruments representing or evidencing such Collateral, together with duly executed instruments of transfer, or (y) with respect to all Collateral, the filing of appropriate financing statements with the proper filing office in the appropriate jurisdictions.
     SECTION 3.3. As to Pledged Shares. As of the date hereof, Attachment 1 hereto accurately identifies (i) the name and jurisdiction of organization of each Pledged Share Issuer, (ii) the number, class(es) and certificate number(s), if applicable, of the Pledged Shares, and (iii) the percentage of each class of Capital Securities of each Pledged Share Issuer represented by such Pledged Shares. In the case of the Pledged Shares of any Subsidiary of such Pledgor that constitute Collateral, all such Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable. No Pledgor has any Subsidiaries (other than Unrestricted Subsidiaries) of which it directly owns any Capital Securities that are not pledged hereunder. All Pledged Shares (other than the general partnership interest in S&L Cogeneration Company described on Attachment 1 hereto) are certificated, have been delivered to Chase accompanied by undated instruments of transfer duly executed in blank, and such delivery and instruments of transfer are effective to give Chase “control” (as defined in Section 8-106 the U.C.C.) of such Pledged Shares.
     SECTION 3.4. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or other Person is required either
     (a) for the pledge by such Pledgor of any Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Pledgor, or
     (b) for the exercise by Chase of the voting or other rights provided for in this Agreement, or, except with respect to any Pledged Shares as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Agreement, provided, however, that (i) in order to exercise the voting and certain other rights provided for in this Agreement with respect to a Pledged Share Issuer, the Pledged Shares of such Pledged Share Issuer must be transferred into the name of Chase on the books and records of such Pledged Share Issuer prior to the exercise of such voting or other rights, and (ii) the Liens granted hereunder will not be perfected until either (x) with respect to Collateral consisting of certificated securities or Pledged Notes, the delivery to Chase of the certificates and instruments representing or evidencing such Collateral, together with duly executed instruments of transfer, or (y) with respect to all Collateral, the filing of appropriate financing statements with the proper filing office in the appropriate jurisdictions.
     SECTION 3.5. Compliance with Laws. Such Pledgor is in compliance with the requirements of all applicable laws (including, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every Governmental Authority, the non-compliance with which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to have a Material Adverse Effect on the value of the Collateral.
ARTICLE IV
COVENANTS
     SECTION 4.1. Protect Collateral; Further Assurances, etc. Except for the Permitted Liens, no Pledgor will sell, assign, transfer, pledge, or encumber the Collateral in any other manner (except as permitted by the Indenture). Each Pledgor will warrant and defend the right and title herein granted unto Chase in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Each Pledgor agrees that at any time, and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or that Chase may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Chase to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Each Pledgor hereby authorizes Chase to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. No Pledgor will permit any Pledged Share Issuer that is a Subsidiary of such Pledgor to issue any Capital Securities unless the same are pledged hereunder and all certificates or instruments representing or evidencing such Capital Securities are promptly delivered to and held by or on behalf of Chase as Collateral in accordance with Section 2.3.
     SECTION 4.2. Stock Powers, etc. Each Pledgor agrees that all Pledged Securities delivered by such Pledgor pursuant to this Agreement will be accompanied by duly executed, undated endorsements, stock powers or other equivalent instruments of transfer reasonably acceptable to Chase. Each Pledgor will, from time to time upon the reasonable request of Chase, promptly deliver to Chase such endorsements, stock powers, instruments and similar documents, reasonably satisfactory in form and substance to Chase, with respect to the Collateral as Chase may reasonably request and will, from time to time upon the request of Chase after the occurrence and during the continuance of any Event of Default, promptly cause each Pledged

Share Issuer and each maker of each Pledge Note, as applicable, to transfer any Pledged Securities constituting Collateral into the name of any nominee designated in writing by Chase.
     SECTION 4.3. Continuous Pledge. Subject to Section 2.4, each Pledgor will, at all times, keep pledged to Chase pursuant hereto all Pledged Shares and all other Capital Securities constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other Capital Securities, instruments, proceeds and rights from time to time received by or distributable to such Pledgor in respect of any Collateral. Any Distributions on Pledged Shares consisting of Capital Securities will be certificated (other than Distributions with respect to the general partnership interest in S&L Cogeneration Company described on Attachment 1 hereto).
     SECTION 4.4. Voting Rights; Dividends, etc. Each Pledgor agrees:
     (a) if any Event of Default shall have occurred and be continuing, promptly upon receipt thereof by such Pledgor and without any request therefor by Chase, to deliver (properly endorsed where required hereby or requested by Chase) to Chase, all Dividends, Distributions and all proceeds of the Collateral, all of which shall be held by Chase as additional Collateral for use in accordance with Section 6.3; and
     (b) if any Event of Default shall have occurred and be continuing and Chase shall have notified such Pledgor in writing of Chase’s intention to exercise its voting power under this Section:
     (i) Chase may exercise (to the exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Securities constituting Collateral and such Pledgor hereby grants Chase an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Securities; and
     (ii) promptly to deliver to Chase such additional proxies and other documents as may be necessary to allow Chase to exercise such voting power.
All Dividends, Distributions and proceeds which may at any time and from time to time be held by a Pledgor but which such Pledgor is then obligated to deliver to Chase, shall, until delivery to Chase, be held by such Pledgor separate and apart from its other property in trust for Chase. Chase agrees that unless an Event of Default shall have occurred and be continuing and Chase shall have given the written notice referred to in this Section, each Pledgor has the exclusive power to exercise all voting and other consensual rights with respect to any Pledged Securities and Chase shall, upon the written request of such Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise such powers with respect to any such Pledged Securities; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or action taken by any Pledgor that would be inconsistent with or violate any provision of the Loan Documents (including, without limitation, any action to foreclose any Lien securing any Pledged Note or to otherwise enforce any Pledged Note).

ARTICLE V
ATTORNEY-IN-FACT; PERFORMANCE AND DUTIES
     SECTION 5.1. Chase Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints Chase as such Pledgor’s attorney-in-fact, with full authority and in the name, place and stead of the Pledgor or in its own name, from time to time in Chase’s discretion, upon the occurrence and during the continuance of any Event of Default, to take any action and to execute any instrument which Chase may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:
     (a) to ask, demand, collect, sue for, recover, compromise and receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
     (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and
     (c) to file any claims or take any action or institute any proceedings which Chase may deem necessary for the collection of any of the Collateral or otherwise to enforce the rights of Chase with respect to any of the Collateral.
Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.
     SECTION 5.2. Chase May Perform. If any Pledgor fails to perform any agreement contained herein, Chase may itself perform, or cause performance of, such agreement, and the expenses of Chase incurred in connection therewith shall be payable by such Pledgor pursuant to Section 6.4.
     SECTION 5.3. Chase Has No Duty. The powers conferred on Chase hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Chase shall have no duty as to any Collateral or responsibility for
     (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not Chase has or is deemed to have knowledge of such matters, or
     (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.
     SECTION 5.4. Reasonable Care. Chase agrees to use reasonable care in the custody and preservation of any of the Collateral in its possession in accordance with Section 9-207 of the U.C.C.; provided, that (a) Chase shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially similar to that which Chase accords its own property, and (b) it is understood that Chase shall have no responsibility for taking any necessary steps to preserve rights against prior parties with respect to the Collateral.
ARTICLE VI
REMEDIES
     SECTION 6.1. Certain Remedies.
     (a) If any Event of Default shall have occurred and be continuing, Chase may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below (or such other notices that are required by the U.C.C. (or other applicable law) and cannot be waived by the Pledgor hereunder), sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Chase’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Chase may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Chase shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Chase may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) If any Event of Default shall have occurred and be continuing, Chase may, in addition to other rights and remedies provided for herein or otherwise available to it,
     (i) transfer all or any part of the Collateral into the name of Chase or its nominee, with or without disclosing that such Collateral is subject to the Lien and security interest hereunder,
     (ii) notify the parties obligated on any of the Collateral to make payment to Chase of any amount due or to become due thereunder,
     (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,
     (iv) endorse any checks, drafts or other writings in each Pledgor’s name to allow collection of the Collateral,
     (v) take control of any proceeds of the Collateral and
     (vi) execute (in the name, place and stead of any Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION 6.2. Compliance with Restrictions. Each Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, Chase is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Chase be liable nor accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
     SECTION 6.3. Application of Proceeds. All cash proceeds received by Chase in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied by Chase as follows:
     (a) first, to the payment of any and all fees and expenses then due and owing to Chase (including, without limitation, any amounts payable to Chase pursuant to the Credit Agreement and Section 6.4 of this Agreement);
     (b) second, to the cash collateralization of all Letters of Credit; and
     (c) third, to the payment of all Obligations.
The Pledgors shall remain liable on a joint and several basis for any deficiency.
     SECTION 6.4. Indemnity and Expenses. Each Pledgor hereby jointly and severally indemnifies and holds harmless Chase from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from Chase’s gross negligence or willful misconduct, and each Pledgor will pay (without duplication) to Chase the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Chase may incur, in each case, in connection with:
     (a) the administration of this Agreement;
     (b) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral;
     (c) the exercise or enforcement of any of the rights of Chase hereunder; or
     (d) the failure by any Pledgor to perform or observe any of the provisions hereof.

ARTICLE VII
MISCELLANEOUS PROVISIONS
     SECTION 7.1. Loan Document. This Agreement is a Loan Document executed in connection with the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
     SECTION 7.2. Amendments, etc. No amendment to or waiver of any provision of this Agreement or consent to any departure by any Pledgor herefrom shall be effective unless the same shall be in writing and signed by Chase and such Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
     SECTION 7.3. Protection of Collateral. Chase may from time to time, at its option, and at the expense of the Pledgors, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and Chase may from time to time take any other action which Chase reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.
     SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and addressed, delivered or transmitted, if to any Pledgor, at the address for Borrower provided for in the Credit Agreement, and, if to Chase, at the address provided for in the Credit Agreement, or to any such party at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, (a) if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received, or (b) if transmitted by facsimile or other electronic transmission, shall be deemed given when transmitted (and telephonic or electronic confirmation of receipt thereof has been received, provided that if such confirmation is electronic, it was generated by an affirmative action by or on behalf of the recipient of such notice, as opposed to an automated email response).
     SECTION 7.5. Headings. The various headings of this Agreement are inserted for convenience only, and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.
     SECTION 7.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 7.7. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7.8. Counterparts. This Agreement may be executed in several counterparts and by facsimile or other electronic transmission, each of which counterparts shall be deemed to be an original (whether such counterpart is originally executed or a facsimile or other electronic transmission copy of a counterpart that is originally executed) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective as of the date first written above.
     SECTION 7.9. Additional Pledgors. Upon the execution and delivery by any other Person of an instrument in the form of Annex I hereto, together with the Schedule thereto, such Person shall become a “Pledgor” hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.
     SECTION 7.10. Intercreditor Agreement. By its execution hereof and to the extent (i) the Obligations are considered the New First Lien Obligations, (ii) the Loan Documents are considered the new First Lien Loan Documents, and (iii) Chase is considered the First Lien Collateral Agent pursuant to the Intercreditor Agreement, Chase agrees to be bound by the terms of the Intercreditor Agreement.
[Remainder of this page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, each party hereto has caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

PLEDGORS: STERLING CHEMICALS, INC.
By:	/s/ DAVID J. COLLINS
David J. Collins
Senior Vice President and Chief Financial Officer

CHASE: JPMORGAN CHASE BANK, N.A., a national banking association
By:	/s/ LINDSAY SCHELSTRATE
	Name:	Lindsay Schelstrate
	Title:	Assistant Vice President

[Signature Page to Pledge Agreement]

ATTACHMENT 1
to Pledge Agreement
[CHASE TO CONFIRM FOLLOWING REVIEW OF PERFECTION CERTIFICATE]

Number or Percent
		of Shares/Units	Class(es) of	Certificate Number
Pledgor	Pledged Company	Being Pledged	Pledged Shares	(If Applicable)
Sterling Chemicals, Inc.	Primex, Ltd.	49,083	Common (no par value)	No. 34
Sterling Chemicals, Inc.	S&L Cogeneration Company	100% of General Partnership Interest	N/A	N/A
Attachment 1 to Pledge Agreement-Page 1

ANNEX 1
to Pledge Agreement
SUPPLEMENT NO. ___ TO PLEDGE AGREEMENT
     This SUPPLEMENT NO. ___, dated as of __________, ____ (this “Supplement”), to the Pledge Agreement, dated as of ________________, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Pledge Agreement”), among the initial signatories thereto and each other Person which from time to time thereafter became a party thereto pursuant to Section 7.9 thereof (each such Person and Sterling Chemicals, Inc., a Delaware corporation (“Borrower”, individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of JPMORGAN CHASE BANK, N.A. (“Chase”) (all capitalized terms being used herein with the meanings provided, or incorporated by reference, in the Pledge Agreement), is made by the undersigned.
RECITALS:
     A. Pursuant to a Credit Agreement, dated as of January 31, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Sterling Chemicals, Inc., a Delaware corporation (the “Borrower”), and Chase, Chase has agreed to issue Letters of Credit on behalf of the Borrower.
     B. As a condition to the extension of the term of the Credit Agreement, the undersigned is required to execute and deliver this Supplement.
     C. The undersigned has duly authorized the execution, delivery and performance of this Supplement and the Pledge Agreement.
     D. The Pledge Agreement provides that additional parties may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement.
     E. Pursuant to the provisions of Section 7.9 of the Pledge Agreement, the undersigned is becoming a Pledgor under the Pledge Agreement.
     F. The undersigned desires to become a Pledgor under the Pledge Agreement in order to induce Chase to continue to issue and maintain Letters of Credit under the Credit Agreement as consideration therefor.
     NOW, THEREFORE, the undersigned agrees, for the benefit of Chase, as follows:
     SECTION 1. In accordance with Section 7.9 of the Pledge Agreement, the undersigned by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if it were an original signatory thereto as a Pledgor and hereby pledges, hypothecates, assigns, charges, delivers and transfers to Chase and grants to Chase, as security for the Obligations, a continuing security interest in all of the undersigned’s right, title and interest in and to the following, whether now owned or hereafter acquired by the undersigned (collectively, the “Additional Collateral”):
Attachment 1 to Pledge Agreement-Page 2

     (a) all issued and outstanding Pledged Shares of each Pledged Share Issuer identified in Attachment 1 hereto;
     (b) all other Capital Securities of any Pledged Share Issuer issued from time to time to such Pledgor;
     (c) all Pledged Notes identified in Attachment 1 hereto and all other Pledged Notes, whether now or hereafter delivered to Chase in connection with this Agreement;
     (d) all other Pledged Property, whether now or hereafter delivered to Chase in connection with this Agreement;
     (e) all Dividends, Distributions and other payments and rights with respect to any Pledged Property; and
     (f) all proceeds of any of the foregoing.
In furtherance of the foregoing, each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include the undersigned, each reference to “Collateral” in the Pledge Agreement shall be deemed to include the Additional Collateral, and Attachment 1 hereto shall be deemed to be part of Attachment 1 to the Pledge Agreement.
     SECTION 2. The undersigned hereby represents and warrants that (i) this Supplement has been duly authorized, executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles, and (ii) all representations and warranties set forth in Article III of the Pledge Agreement are true and correct in all respects as to the undersigned and the Additional Collateral.
     SECTION 3. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect in accordance with its terms.
     SECTION 4. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired.
     SECTION 5. Without limiting the provisions of the Credit Agreement (or any other Loan Document, including the Pledge Agreement), the undersigned agrees to reimburse Chase for its reasonable out-of-pocket expenses in connection with this Supplement, including reasonable attorneys’ fees and expenses of Chase.
     SECTION 6. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Attachment 1 to Pledge Agreement-Page 3

     SECTION 7. This Supplement hereby incorporates by reference the provisions of the Pledge Agreement, which provisions are deemed to be a part hereof, and this Supplement shall be deemed to be a part of the Pledge Agreement.
     SECTION 8. This Supplement may be executed in several counterparts and by facsimile or other electronic transmission, each of which counterparts shall be deemed to be an original (whether such counterpart is originally executed or a facsimile or other electronic transmission copy of a counterpart that is originally executed) and all of which shall constitute together but one and the same agreement. This Supplement shall become effective and binding upon the Pledgor when a counterpart hereof executed on behalf of the Pledgor shall have been received by Chase.
     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF ADDITIONAL PLEDGOR]
By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED BY: JPMORGAN CHASE BANK, N.A., a national banking association
By:
Name:
Title:

Attachment 1 to Pledge Agreement-Page 4

ATTACHMENT 1
to Supplement No. __
Pledge Agreement
[NAME OF PLEDGOR]

Pledged Shares
Pledged Share Issuer	Capital Securities
	Authorized Shares	Outstanding Shares	% of Shares Pledged

Pledged Notes
Maker	Description	Aggregate Principal Amount Outstanding

Attachment 1 to Pledge Agreement-Page 5